UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 18, 2026
Date of report (Date of earliest event reported)

GENPREX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38244	90-0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3300 Bee Cave Road, #650-227, Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Genprex, Inc. Amended and Restated 2018 Equity Incentive Plan

On June 18, 2026 at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) of Genprex, Inc. (the “Company” or “Genprex”), the Company’s stockholders approved the Company’s amended and restated 2018 Equity Incentive Plan (the “2018 Plan”, and as so amended and restated, the “Amended Equity Plan”).  The Amended Equity Plan amends the 2018 Plan primarily by increasing the number of shares of the Company’s common stock authorized for issuance thereunder by an additional 1,850,000 shares (subject to adjustment for stock splits, stock dividends and similar events). The Amended Equity Plan has a term through April 15, 2036 (the 10-year anniversary of the Board’s adoption of the Amended Equity Plan); provided that the Amended Equity Plan will continue thereafter while awards granted prior to such expiration date remain outstanding. A description of the principal features of the Amended Equity Plan, including the terms and conditions thereof and the awards that may be granted thereunder, is included in the Proxy Statement (as such term is defined in Item 5.07 below) under “Proposal 4 – Approval of the Company’s Amended and Restated 2018 Equity Incentive Plan,” beginning on page 34 of the Proxy Statement.  The Amended Equity Plan became effective upon its approval by the Company’s stockholders at the 2026 Annual Meeting.

The description of the Amended Equity Plan in the Proxy Statement and the foregoing description of the Amended Equity Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Equity Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 18, 2026, Genprex held its 2026 Annual Meeting. The final voting results for each of the matters submitted to a vote of stockholders at the 2026 Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 29, 2026 (the “Proxy Statement”), were as follows:

Proposal 1. Election of Directors.

The Class III director nominees, Jose Antonio Moreno Toscano and Ryan M. Confer, were elected to serve until the 2029 annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until each such director’s earlier resignation, removal or death. The result of the votes to elect the Class III directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jose Antonio Moreno Toscano	868,543	176,863	3,549,622
Ryan M. Confer	877,370	168,036	3,549,622

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm.

The proposal to ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026 was approved by the stockholders based upon the following votes:

Votes For	Votes Against	Abstention	Broker Non-Votes
4,284,497	254,937	55,594	0

Proposal 3. Advisory Vote on Compensation of Named Executive Officers (“NEOs”).

The votes were cast as follows with respect to the proposal to vote, on an advisory basis, on the compensation of the Company’s NEOs as described in the Company’s Proxy Statement:

Votes For	Votes Against	Abstention	Broker Non-Votes
681,841	328,425	35,140	3,549,622

Proposal 4. Approval of the Company’s Amended and Restated 2018 Equity Incentive Plan.

The proposal to approve the Amended Equity Plan was approved by the stockholders based upon the following votes:

Votes For	Votes Against	Abstention	Broker Non-Votes
675,090	337,920	32,396	3,549,622

Proposal 5. Adoption and Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation.

The amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued shares of common stock, at a specific ratio, ranging from one-for-five (1:5) to one-for-fifty (1:50), at any time prior to December 31, 2027, subject to the Company’s Board of Directors’ determination, in its sole discretion, whether or not to implement the reverse stock split and, if so, at what specific ratio within the foregoing range, without further approval or authorization of the Company’s stockholders, was approved by the stockholders upon the following votes:

Votes For	Votes Against	Abstention	Broker Non-Votes
2,941,032	1,592,728	61,268	0

In connection with the 2026 Annual Meeting, the Company also solicited proxies with respect to the adjournment of the 2026 Annual Meeting, if necessary, for the purpose of soliciting additional proxies if there were insufficient votes at the 2026 Annual Meeting to approve any of the foregoing proposals (the “Adjournment Proposal”).  As there were sufficient votes at the time of the 2026 Annual Meeting to approve each of the proposals, the Adjournment Proposal was unnecessary and such proposal was not submitted to the stockholders for approval at the 2026 Annual Meeting.

No other business properly came before the 2026 Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Genprex, Inc. 2018 Equity Incentive Plan (As Amended and Restated Effective April 15, 2026).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPREX, INC.

Date: June 18, 2026	By:	/s/ Ryan M. Confer
Ryan M. Confer
President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)